UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2005

FC Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio	33-53596	34-1718070

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

105 Washington Square, Bucyrus, Ohio	44820

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 419-562-7040

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
Signature
EXHIBIT INDEX
Employment Agreement between the Company and Jeffrey A. Wise
Change in Control Agreement Between the Company and Jefrey A. Wise

Item 1.01.  Entry into a Material Definitive Agreement

The Company has entered into a letter agreement with Jeffrey A. Wise (the “Agreement”), effective January 25, 2005, which outlines the basic terms of his employment as the Company’s new Chief Financial Officer. The material terms of his employment include an annual salary of $95,000, the grant of options for the purchase of 2,500 shares of the Company’s common stock in accordance with the terms of the FC Banc Corp 1997 Stock Option Plan, the payment to Mr. Wise of an amount equal to two years of his annual salary in the event of a change in control of the Company (the “Change in Control Payment”), and standard benefits available to all employees of the Company. A copy of the Agreement is attached hereto as Exhibit 10.1.

The terms of the Change in Control Payment are detailed in a separate agreement (the “Change in Control Agreement”) executed by and between the Company and Mr. Wise, dated January 24, 2005. The Change in Control Agreement, which became effective upon the execution by Mr. Wise of the above-referenced Agreement, is attached hereto as Exhibit 10.2.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

By execution of the Agreement discussed under Item 1.01 to this Current Report on Form 8-K, Jeffrey A. Wise has accepted the position of Chief Financial Officer of the Company.

Mr. Wise originally joined the Company’s organization in March of 1993 as a Senior Accountant with the Farmers Citizens Bank, the Company’s wholly-owned commercial bank subsidiary (the “Bank”). Mr. Wise served in this capacity until February of 1997, at which time he was promoted to Associate Vice President, CFO and Cashier of the Bank. In December, 2002, Mr. Wise was named Interim Treasurer of the Company and took over the responsibilities as Controller for the Bank where he remained until May, 2004, when he left the Company and accepted a position as Vice President Finance and Secretary of a commercial banking institution located in Columbus, Ohio with total assets of approximately $55 million.

The material terms of Mr. Wise’s employment as Chief Financial Officer of the Company are discussed in Item 1.01 of this Current Report on Form 8-K.

Mr. Wise is not currently a director of any other reporting company, and Mr. Wise has no family relationships with any other director or executive officer of the Company. Mr. Wise has been, and will likely continue to be, a customer of the Bank in the ordinary course of business. Any transactions between Mr. Wise and the Bank, including loan transactions, were made, and will continue to be made in the future, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not employed by the Company or the Bank. Any existing loan transactions between Mr. Wise and the Bank do not involve more than the normal risk of collectability or present other unfavorable features.

Item 9.01.   Financial Statements and Exhibits

The following exhibits are filed with or incorporated by reference into this Current Report on Form 8-K:

Number	Exhibit
10.1	Employment Agreement by and between the Company and Jeffrey A. Wise, dated January 25, 2005.

10.2	Change in Control Agreement by and between the Company and Jeffrey A. Wise, dated January 24, 2005.

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Dated: January 31, 2005		FC Banc Corp.
	by:	/s/ Coleman J. Clougherty
Coleman J. Clougherty
President

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Employment Agreement by and between the Company and Jeffrey A. Wise, dated January 25, 2005.

10.2	Change in Control Agreement by and between the Company and Jeffrey A. Wise, dated January 24, 2005.